Exhibit 10.15

Execution Version

AMENDED AND RESTATED

INVESTOR RIGHTS AGREEMENT

by and among

GreenAcreage Real Estate Corp.

and

Certain of its Stockholders

Dated as of March 2, 2021

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Amended and Restated Investor Rights Agreement (this “Agreement”) is made as of March 2, 2021, by and among:

(i)	GreenAcreage Real Estate Corp., a Maryland corporation (the “Company”);

(ii)	HG Vora Special Opportunities Master Fund, Ltd., a Cayman Islands exempted company (“HG Vora”);

(iii)

West Investment Holdings, LLC, a Delaware limited liability company, West CRT Heavy, LLC, a Delaware limited liability company, Gary and Mary West Foundation, a Nebraska private foundation, Gary and Mary West Health Endowment, Inc., a Delaware non-profit, non-stock corporation, Gary and Mary West 2012 Gift Trust, a Georgia irrevocable trust, and WFI Co-investments, an Illinois limited liability company (all such entities collectively, the “West Stockholders”, and each such entity, a “West Stockholder”);

(iv)	NLCP Holdings, LLC, a Delaware limited liability company (“NL Holdco”);

(v)	NL Ventures, LLC, a Delaware limited liability company (“Pangea”); and

(vi)

Such other Persons who from time to time become party hereto by executing a counterpart signature page hereof in the form set forth in Exhibit A hereto (together with HG Vora, the West Stockholders and NL Holdco and its assigns (provided that such assigns agree to be bound by the terms of this Agreement), the “Stockholders”).

RECITALS

WHEREAS, the Company and certain stockholders of the Company entered into that certain Investor Rights Agreement, dated as of August 12, 2019 (the “Original IRA”), to set forth their agreements on certain matters relating to the governance of the Company and the rights and obligations of such stockholders; and

WHEREAS, in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, NL Merger Sub, LLC and NewLake Capital Partners, Inc., the parties hereto desire to amend and restate the Original IRA as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.	EFFECTIVENESS; DEFINITIONS.

1.1 Effective Time. Notwithstanding anything to the contrary contained in this Agreement, this Agreement will become effective upon the Effective Time, as defined in the Merger Agreement, and the effectiveness of this Agreement shall be contingent upon the Closing, as defined in the Merger Agreement. Upon termination of the Merger Agreement or if the Closing, as defined in the Merger Agreement, otherwise does not occur, then this Agreement shall automatically terminate and be void ab initio.

1.2 Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in Section 8 hereof.

2.	VOTING AGREEMENT.

2.1 Board Nomination Rights.

2.1.1 Board Size. As of the Effective Time, the board of directors of the Company (the “Board”) shall consist of seven Directors. Immediately prior to the Effective Time, the Board is comprised of Gordon DuGan, David Weinstein, Alan Carr and Mandy Lam (each, an “Existing Director”, and collectively, the “Existing Directors”). Except for a change in the size of the Board in accordance with Section 2.1.4 hereof, the Company, the Board, Pangea and each Stockholder agrees to take all Necessary Action, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at seven directors. In furtherance of the foregoing, as of the Effective Time pursuant to the Company’s amended and restated charter filed in connection with the transaction contemplated by the Merger Agreement (the “Articles of Incorporation”), the following individuals shall be the members of the Board: Gordon DuGan, Alan Carr, Mandy Lam, David Weinstein, Peter Martay, Anthony Coniglio and Peter Kadens, or such other Persons designated prior to the Effective Time in accordance with the Merger Agreement (it being acknowledged and agreed that neither David Weinstein nor Anthony Coniglio may be replaced prior to the Effective Time if, at the Effective Time, they continue to be ready, willing and able to serve in such capacity).

2.1.2 Designation of Nominees.

(a) Pursuant to the terms and subject to the conditions of this Section 2.1 and Applicable Law, in respect of any Director Election Meeting, the Company, Pangea and each Stockholder shall take all Necessary Action to nominate a number of Directors in accordance with the following:

(i) prior to the Public Date, for so long as HG Vora Beneficially Owns at least 10% of the then-outstanding shares of Common Stock, HG Vora shall be entitled to designate three Nominees; provided, however, that (A) if HG Vora ceases to Beneficially Own at least 10% of the then-outstanding shares of Common Stock for sixty consecutive days, but Beneficially Owns at least 7.5% of the then-outstanding shares of Common Stock, HG Vora shall be entitled to designate two Nominees; (B) if HG Vora ceases to Beneficially Own at least 7.5% of the then-outstanding shares of Common Stock for sixty consecutive days, but Beneficially Owns at least 5% of the then-outstanding shares of Common Stock, HG Vora shall be entitled to designate one Nominee; and (C) if

HG Vora Beneficially Owns less than 5% of the then-outstanding shares of Common Stock for sixty consecutive days, HG Vora shall not be entitled to designate any Nominees; provided, further, that at all times that HG Vora continues to have the right to designate a nominee pursuant to this Section 2.1.2(a)(i), no more than one HG Vora Nominated Director may be an individual who does not qualify as an Independent Nominee with respect to HG Vora;

(ii) upon and after the Public Date, for so long as HG Vora Beneficially Owns at least 9% of the then-outstanding shares of Common Stock, HG Vora shall be entitled to designate two Nominees; provided, however, that (A) if HG Vora ceases to Beneficially Own at least 9% of the then-outstanding shares of Common Stock for sixty consecutive days, but Beneficially Owns at least 5% of the then-outstanding shares of Common Stock, HG Vora shall be entitled to designate one Nominee; and (B) if HG Vora Beneficially Owns less than 5% of the then-outstanding shares of Common Stock for sixty consecutive days, HG Vora shall not be entitled to designate any Nominees; provided, further, that at all times that HG Vora continues to have the right to designate a nominee pursuant to this Section 2.1.2(a)(ii), no more than one HG Vora Nominated Director may be an individual who does not qualify as an Independent Nominee with respect to HG Vora; and

(iii) prior to the Public Date, for so long as HG Vora has the right to designate any Nominee pursuant to Section 2.1.2(a)(i), HG Vora shall also be entitled to designate David Weinstein as a Nominee (in addition to those Nominees designated by HG Vora pursuant to Section 2.1.2(a)(i)) for so long as he continues to serve as an officer of the Company.

For each Director nomination that HG Vora loses due to its ownership percentage falling below the required threshold in accordance with this Section 2.1.2(a), a majority of the then-serving members of the Board shall nominate one Nominee to fill the resulting vacancy unless the Board reduces the size of the Board to eliminate such vacancy. Notwithstanding anything to the contrary in this Agreement, with respect to any then-serving Director nominated by HG Vora who no longer has the right to be nominated by HG Vora due to HG Vora’s ownership percentage dropping below an applicable ownership threshold hereunder, such Director shall nonetheless have the right to serve (subject to Section 2.1.5 of this Agreement) until the next Director Election Meeting.

(b) Pursuant to the terms and subject to the conditions of this Section 2.1 and Applicable Law, in respect of any Director Election Meeting, the Company, Pangea and each Stockholder shall take all Necessary Action to nominate a number of Directors in accordance with the following:

(i) prior to the Public Date, for so long as NL Holdco Beneficially Owns at least 25% of the then-outstanding shares of Common Stock, NL Holdco shall be entitled to designate three Nominees; provided, however, that (A) if NL Holdco ceases to Beneficially Own at least 25% of the then-outstanding shares of Common Stock for sixty consecutive days, but Beneficially Owns at least 19% of the then-outstanding shares of Common Stock for such period, NL Holdco shall be entitled to designate two Nominees; (B) if NL Holdco ceases to Beneficially Own at least 19% of the then-outstanding shares of Common Stock for sixty consecutive days, but Beneficially Owns at least 13% of the then-outstanding shares of Common Stock, NL Holdco shall be entitled to designate one Nominee; and (C) if NL Holdco Beneficially Owns less than 13% of the then-outstanding shares of Common Stock for sixty consecutive days, NL Holdco shall not be entitled to designate any Nominees; provided, further, that at all times that NL Holdco continues to have the right to designate a nominee pursuant to this Section 2.1.2(b)(i), no more than one NL Holdco Nominated Director may be an individual who does not qualify as an Independent Nominee with respect to any West Stockholder; provided, further, that if prior to the Public Date NL Holdco does not meet any of the required thresholds in clauses (A), (B) or (C) because NL Holdco has distributed its shares of Common Stock to its members, then (x) for so long as the West Stockholders Beneficially Own at least 5% of the then-outstanding shares of Common Stock, the West Stockholders shall be entitled to designate one Nominee and (y) for so long as Pangea Beneficially Owns at least 4% of the then-outstanding shares of Common Stock, Pangea shall be entitled to designate one Nominee;

(ii) upon and after the Public Date, for so long as the West Stockholders Beneficially Own at least 5% of the then-outstanding shares of Common Stock, the West Stockholders shall be entitled to designate one Nominee; provided, however, that if the West Stockholders cease to Beneficially Own at least 5% of the then-outstanding shares of Common Stock for sixty consecutive days, the West Stockholders shall not be entitled to designate any Nominee;

(iii) upon and after the Public Date, for so long as Pangea Beneficially Owns at least 4% of the then-outstanding shares of Common Stock, Pangea shall be entitled to designate one Nominee; provided, however, that if Pangea ceases to Beneficially Own at least 4% of the then-outstanding shares of Common Stock for sixty consecutive days, Pangea shall not be entitled to designate any Nominee; and

(iv) prior to the Public Date, (A) for so long as NL Holdco has the right to designate any Nominee pursuant to Section 2.1.2(b)(i), one such Nominee shall be Anthony Coniglio for so long as he continues to serve as an officer of the Company, and (B) if the West Stockholders have the right to designate a Nominee pursuant to Section 2.1.2(b)(i)(x), then for so long as the West Stockholders Beneficially Own at least 7.5% of the then-outstanding shares of Common Stock, the West Stockholders shall also nominate Anthony Coniglio for so long as he continues to serve as an officer of the Company.

For each Director nomination that NL Holdco, the West Stockholders or Pangea loses, as applicable, due to NL Holdco’s, the West Stockholders’ or Pangea’s ownership percentage falling below the required threshold in accordance with this Section 2.1.2(b), a majority of the then-serving members of the Board shall nominate one Nominee to fill the resulting vacancy unless the Board reduces the size of the Board to eliminate such vacancy. Notwithstanding anything to the contrary in this Agreement, with respect to any then-serving Director nominated by NL Holdco, the West Stockholders or Pangea, as applicable, who no longer has the right to be nominated by NL Holdco, the West Stockholders or Pangea, as applicable, due to NL Holdco’s, the West Stockholders’ or Pangea’s respective ownership percentage dropping below an applicable ownership threshold hereunder, such Director shall nonetheless have the right to serve (subject to Section 2.1.5 of this Agreement) until the next Director Election Meeting.

2.1.3 Nomination and Election Procedures.

(a) The Company shall notify HG Vora, NL Holdco, the West Stockholders and Pangea, as applicable, of its intent to hold a Director Election Meeting at least seventy-five calendar days prior to the date of such Director Election Meeting; provided, that a public notice may satisfy the requirements of this Section 2.1.3(a).

(b) Each of HG Vora, NL Holdco, the West Stockholders and Pangea, as applicable, must notify the Company of its designated Nominee(s) at least forty-five calendar days prior to the date of any Director Election Meeting, provided, however, that at such time as the Company is a reporting issuer under the securities laws of the United States or Canada, HG Vora, NL Holdco, the West Stockholders and Pangea, as applicable, must provide such notice prior to the time the Company files its preliminary proxy statement or proxy statement (if no preliminary proxy statement is required to be filed) or management circular, as applicable, on EDGAR or SEDAR, as applicable. If, at any time prior to the Director Election Meeting, any HG Vora Nominated Director, NL Holdco Nominated Director, West Nominated Director or Pangea Nominated Director, as applicable, is unable or unwilling to serve as a Director, then HG Vora, NL Holdco, the West Stockholders or Pangea, as applicable, will be entitled to designate a replacement Nominee in accordance with the terms of Section 2.1.2 within such timeframe.

(c) The Company, Pangea and each Stockholder shall take all Necessary Action which may be necessary or appropriate to recognize, enforce and comply with the rights of HG Vora, NL Holdco, the West Stockholders and Pangea under this Section 2.1.

2.1.4 No Expansion or Reduction. Any change in the number of Directors comprising the Board shall require the affirmative consent of a majority of the Directors then-serving on the Board; provided, that: (a) there shall not be any decrease in the number of Directors that would prevent HG Vora, NL Holdco, the West Stockholders or Pangea, as applicable, from nominating any Nominee to which it is entitled to nominate pursuant to Section 2.1.2; and (b) such majority must include at least (y) one HG Vora Nominated Director and (z) one NL Holdco Nominated Director or, if after the Public Date, one West Nominated Director or one Pangea Nominated Director, who, in each case of clause (y) and clause (z), is not an officer or employee of the Company or any of its subsidiaries.

2.1.5 Removal; Replacement Appointment.

(a) At any time following the date of this Agreement, HG Vora, NL Holdco, the West Stockholders or Pangea, as applicable, may deliver, in its sole discretion, a written request to the Company (a “Removal Request”) to remove an HG Vora Nominated Director, an NL Holdco Nominated Director, a West Nominated Director or a Pangea Nominated Director for which it has the right to nominate such Nominee’s replacement pursuant to Section 2.1.2. Upon receipt of a Removal Request, the Company, each Stockholder and Pangea shall, as soon as reasonably practicable, take all Necessary Action to remove the Director identified in such Removal Request and to cause such proposed replacement Director (if any) to be elected to the Board.

(b) If any Director designated pursuant to the provisions of Section 2.1.2 resigns, is removed, or is unable to serve for any reason prior to the expiration of his or her term as a Director, then a replacement Director may be designated pursuant to the provisions of Section 2.1.2, and the Company, each Stockholder and Pangea shall, as soon as reasonably practicable, take all Necessary Action to cause such replacement Director (if any) to be elected to the Board.

2.1.6 Cessation; Resignation. Each of HG Vora, NL Holdco, the West Stockholders and Pangea shall cease to have any rights or obligations under this Section 2.1 immediately upon ceasing to have the right to designate any Nominee pursuant to the terms of Section 2.1.2.

2.1.7 Special Approval. The following actions shall require the prior written approval of NL Holdco (in addition to any other approvals that may be required for such actions by the Maryland General Corporation Law (the “MGCL”) or the Company Organizational Documents): (a) any consolidation, merger, share exchange or transfer of assets that would otherwise require the approval of the Company’s stockholders under MGCL Sections 3-101 et seq., (b) any voluntary dissolution of the Company under MGCL Section 3-401 et seq. and (c) any conversion of the Company under MGCL Section 3-901 et seq. This Section 2.1.7 shall terminate and be of no further force or effect on the Public Date.

2.2 Board Committees.

2.2.1 Delegation of Committees. The Board may form the following committees: (i) an Investment Committee; (ii) a Nominating and Corporate Governance Committee; (iii) a Compensation Committee; (iv) an Audit Committee; and (v) such other committees as may be determined by the Board. Except as otherwise provided in this Section 2.2, the appointment of committee members and the delegation of the Board’s authority to a committee shall be accomplished in accordance with the Bylaws. Except as provided in Section 2.2.2, the size and composition of the committees of the Board shall be as determined by the Board from time to time; provided that: (a) if a committee is comprised of three or fewer Directors, at least one of such Directors shall be an NL Holdco Nominated Director for so long as NL Holdco has the right to nominate a Director pursuant to Section 2.1.2(b); (b) if a committee is comprised of four or five Directors, at least two of such Directors shall be NL Holdco Nominated Directors for so long as NL Holdco has the right to nominate two Directors pursuant to Section 2.1.2(b); and (c) if a committee is comprised of six or more Directors, at least three of such Directors shall be NL Holdco Nominated Directors for so long as NL Holdco has the right to nominate three Directors pursuant to Section 2.1.2(b).

2.2.2 Investment Committee. The Investment Committee shall be comprised of the following Directors: (a) two Directors shall be selected by a majority of the HG Vora Nominated Directors for so long as HG Vora has the right to nominate a Director pursuant to Section 2.1.2(a); and (b) two Directors shall be selected by a majority of the NL Holdco Nominated Directors for so long as NL Holdco has the right to nominate a Director pursuant to Section 2.1.2(b); provided, however, that if at any time HG Vora or NL Holdco, as applicable, is not entitled to nominate a director pursuant to Section 2.1.2, then such Investment Committee members that otherwise would have been selected pursuant to the immediately preceding clause (a) or (b), as applicable, shall be selected by a majority of the then-serving members of the Board unless the Board decides to reduce the size of the Investment Committee in connection with any such vacancy. The initial members of the Investment Committee shall be David Weinstein, Anthony Coniglio, Gordon DuGan and Peter Martay for so long as each is serving as a Director. The Investment Committee may have as many as six non-voting observers who need not be Directors selected as follows: (i) three non-voting members may be appointed by a majority vote of the HG Vora Nominated Directors; and (ii) three non-voting members may be appointed by NL Holdco. The Board shall approve a committee charter for the Investment Committee providing that (A) the approval of any matter by the Investment Committee will require the affirmative vote of three of the four voting members of the Investment Committee and (B) Board approval of such matters approved by the Investment Committee will require the affirmative vote of a majority of Directors.

2.2.3 Termination.

(a) Sections 2.2.1 and 2.2.2 shall terminate and be of no further force or effect on the Public Date.

(b) Notwithstanding anything to the contrary in this Section 2, from and after the Public Date, neither Pangea nor any Stockholder shall be required to take any action (including any Necessary Action) under Section 2.1 to facilitate the nomination, election or removal of any Nominee of Pangea or any other Stockholder.

3. FINANCIAL INFORMATION AND REPORTING.

3.1 The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

3.2 Prior to the effectiveness of a registration statement filed pursuant to the Securities Act (including without limitation an IPO) or the Exchange Act (or in either case the equivalent under Canadian law) (collectively, a “Registration Event”), as soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish to HG Vora, NL Holdco and the West Stockholders a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board.

3.3 Prior to a Registration Event, the Company will furnish to HG Vora, NL Holdco and the West Stockholders, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.4 Prior to a Registration Event, the Company will furnish to HG Vora, NL Holdco and the West Stockholders an annual budget for the upcoming fiscal year.

3.5 Prior to a Registration Event, HG Vora, NL Holdco and the West Stockholders shall be entitled to receive all information provided by the Company or its subsidiaries to the Board at the same time and in the same form as such information is provided to the Board.

3.6 Prior to a Registration Event, HG Vora, NL Holdco and the West Stockholders shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.6 with respect to information which the Board determines is confidential or privileged and should not, therefore, be disclosed.

3.7 Prior to a Registration Event, the Company shall furnish to the West Stockholders, as soon as is practicable, a summary of material terms of (a) all side letters and (b) other agreements, in each case, relating to the Company’s qualification as a domestically controlled qualified investment entity within the meaning of Section 897(h)(4) of the Internal Revenue Code of 1986, as amended, in each case, that are entered into between the Company and any other current or expected holder of Common Stock.

4. REGISTRATION RIGHTS.

4.1 Piggyback Registration.

4.1.1 Participation. If the Company at any time following its IPO, at a time when any Registrable Shares (as defined in the Registration Rights Agreement) of the Stockholders are not then registered pursuant to a Shelf Registration (as defined in the Registration Rights Agreement), proposes to file a Registration Statement with respect to any offering of its equity securities for its own account or for the account of any Stockholder (the “Registering Stockholder”) under the Securities Act or to otherwise conduct a Public Offering with respect to any offering of its equity securities for its own account or for the account of any other Person (other than (i) a Registration on Form S-4, Form F-4 or Form S-8 or any successor form to such forms or (ii) a Registration of securities solely relating to an offering and sale to employees or directors of the Company or its subsidiaries pursuant to any Company stock plan or other Company benefit plan arrangement or (iii) a registration in which the only equity securities being registered are equity securities issuable upon conversion of debt securities that are also being registered), then, as soon as practicable (but in no event less than five (5) business days prior to the proposed date of filing of the Registration Statement in respect of such offering or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Stockholders, and such Piggyback Notice shall offer the Stockholders the opportunity to register under any such Registration Statement, or to include in such Public Offering, such number of Registrable Shares as each such Stockholder may request in writing (a “Piggyback Registration”). Subject to Section 4.1.2, the Company shall use commercially reasonable efforts to include in such Registration Statement or in such Public Offering, as applicable, all such Registrable Shares that are requested to be included therein within five (5) days after the receipt by such Stockholder of any such notice; provided, however, that if at any time after giving written notice of its intention to register or sell any securities and prior to the effective date of the Registration Statement filed in connection with such Registration or the pricing or trade date of a Public Offering under a Shelf Registration Statement, the Company determines for any reason not to register or sell or to delay the Registration or sale of such securities, the Company shall give written notice of such determination to each Stockholder and, thereupon, (i) in the case of a determination not to register or sell, shall be relieved of its obligation to register or sell any Registrable Shares in connection with such Registration or Public Offering (but not from its obligation to pay the registration expenses in connection therewith), without prejudice, however, to the rights of any Stockholders pursuant to the Registration Rights Agreement, and (ii) in the case of a determination to delay Registration or sale, in the absence of a request for registration made under the Registration Rights Agreement shall be permitted to delay registering or selling any Registrable Shares, for the same period as the delay in registering or selling such other securities. Any Stockholder shall thereafter have the right to withdraw all or part of its request for inclusion of its Registrable Shares in a Piggyback Registration by giving written notice to the Company of its request to withdraw.

4.1.2 Priority of Piggyback Registration. In connection with any Piggyback Registration, the Company shall not be required under Section 4.1.1 to include any of the participating Stockholders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If such underwriters of any proposed offering of Registrable Shares included in a Piggyback Registration informs the Company and the participating Stockholders that the number of securities that such Stockholders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without, in the sole discretion of the underwriters, being likely to have any adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, or jeopardizing in any respect the success of any such offering, then the securities to be included in such Registration shall be (i) first, one hundred percent (100%) of the securities that the Company proposes to sell, and (ii) second, the number of Registrable Shares that, in the sole discretion of such underwriters, can be sold without having such adverse effect or otherwise jeopardizing the success of any such offering in any respect, with such number to be allocated among the Stockholders that have requested to participate in such Registration based on an amount equal to the lesser of (x) the number of such Registrable Shares requested to be sold by such Stockholder, and (y) a number of such shares equal to such Stockholder’s Pro Rata Portion, and (iii) third, and only if all of the Registrable Shares referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration. For purposes of the preceding sentence concerning apportionment, for any selling Stockholder which is a holder of Registrable Shares and which is a limited liability company, partnership or corporation, the partners, retired partners, members, retired members and stockholders of such holder, or the estates and family members of any such partners, members and retired partners and retired members and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Stockholder”, and any pro-rata reduction with respect to such “selling Stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Stockholder”, as defined in this sentence; provided, however, that each West Stockholder shall be deemed a separate “selling Stockholder”.

4.2 Registration Procedures. In connection with the Company’s obligations under Section 4.1, the Company shall use its commercially reasonable efforts to effect such Registration and to permit the offering, sale and distribution of such Registrable Shares in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall do all things and undertake all of the obligations described in Section 5 of the Registration Rights Agreement.

4.2.1 Company Information Requests. The Company may require each seller of Registrable Shares as to which any Registration or sale is being effected to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Stockholder and its ownership of Registrable Shares as the Company may from time to time reasonably request in writing and the Company may exclude from such Registration or sale the Registrable Shares of any such Stockholder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each Stockholder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

4.3 Underwritten Offerings.

4.3.1 Piggyback Registrations. If the Company proposes to register or sell any of its securities as contemplated by Section 4.1 and such securities are to be distributed through one or more underwriters, the Company shall, if requested by any Stockholder entitled to include securities in such registration pursuant to Section 4.1 and, subject to the provisions of Section 4.1.2, use its commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration or sale all the Registrable Shares to be offered and sold by such Stockholder among the securities of the Company to be distributed by such underwriters in such Registration or sale. The Stockholders of Registrable Shares to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and shall complete and execute all questionnaires, powers of attorney and other documents reasonably requested by the underwriters and required under the terms of such underwriting arrangements. Any such Stockholder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Stockholder, such Stockholder’s title to the Registrable Shares, such Stockholder’s intended method of distribution and any other representations to be made by the Stockholder as are generally prevailing in agreements of that type, and the aggregate amount of the liability of such Stockholder shall not exceed such Stockholder’s proceeds from the sale of its Registrable Shares in the offering, net of underwriting discounts and commissions but before expenses.

4.3.2 Selection of Underwriters; Selection of Counsel. At any time when HG Vora and the West Stockholders are Stockholders, in the case of an Underwritten Public Offering the counsel and managing underwriter or underwriters to administer the offering shall be determined by the Company; provided that such counsel, underwriter or underwriters shall be reasonably acceptable to HG Vora and the West Stockholders, in each case, solely to the extent HG Vora and/or the West Stockholders, as applicable, are participating as selling stockholders in such Underwritten Public Offering; provided, further that HG Vora and the West Stockholders hereby consent to Compass Point or Ladenburg Thalmann & Co, Inc. serving as such underwriter and Hunton Andrews Kurth LLP serving as counsel.

4.4 No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its subsidiaries shall hereafter enter into, and neither the Company nor any of its subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders by this Agreement. Aside from the Registration Rights Agreement, neither the Company nor any of its subsidiaries shall enter into any agreement granting to any Person registration or similar rights that are superior to such rights granted to HG Vora or the West Stockholders, as applicable, without the approval of HG Vora and/or the West Stockholders, as applicable, which consent shall, in each case, not be unreasonably withheld, conditioned or delayed, and the Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement and the Registration Rights Agreement. To the extent of any inconsistencies between this Agreement and the Registration Rights Agreement, the terms of the Registration Rights Agreement shall govern the rights of the Parties hereunder.

4.5 Additional Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement and the Registration Rights Agreement shall be paid by the Company, including, in addition to any registration expenses, all reasonable fees and disbursements of legal counsel for the Stockholders.

4.6 Indemnification.

4.6.1 Indemnification by the Company. The Company shall indemnify and hold harmless, to the full extent permitted by law, each Stockholder, each shareholder, member, limited or general partner of such Stockholder, each shareholder, member, limited or general partner of each such shareholder, member, limited or general partner, each of their respective Affiliates, officers, directors, managers, shareholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) or is deemed to control such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses and any indemnity and contribution payments made to underwriters ) (each, a “Loss” and collectively “Losses”) arising out of or based upon (A) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or (B) (i) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, (ii) any untrue or alleged untrue statement of a material fact contained in any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including any report and other document filed under the Exchange Act or (iii) any violation or alleged violation by the Company or any of its subsidiaries of any federal, state, foreign or common law rule or regulation applicable to the Company or any of its subsidiaries and relating to action or inaction in connection with any such registration, disclosure document or other document or report; provided, that no selling Stockholder shall be entitled to indemnification pursuant to this Section 4.6.1 in respect of any untrue statement or omission or any material misrepresentation contained in any information relating to such selling Stockholder furnished in writing by such selling Stockholder to the Company specifically for inclusion in a Registration Statement and used by the Company in conformity therewith (such information “Selling Holder Information”); provided, further, that the indemnity provided for in this Section 4.6.1 shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Stockholder or any indemnified party and shall survive the transfer of such securities by such Stockholder and regardless of any indemnity agreed to in the underwriting agreement that is less favorable to the Stockholders. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

4.6.2 Indemnification by the Selling Stockholders. Each selling Stockholder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its Directors and officers and each Person who controls (within the meaning of the Securities Act or the Exchange Act) or is deemed to control the Company, and any other selling stockholder and any of such other selling stockholders partners, directors or officers and any Person who controls such other selling Stockholder (within the meaning of the Securities Act or the Exchange Act), from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Shares were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that any such untrue statement or omission is contained in such Stockholder’s Selling Holder Information. In no event shall the liability of any selling Stockholder hereunder be greater in amount than the dollar amount of the proceeds actually received by such selling Stockholder from the sale of its Registrable Shares in the offering giving rise to such indemnification obligation, less any amounts paid by such Stockholder pursuant to Section 4.6.4 and any amounts paid by such Stockholder as a result of liabilities incurred under the underwriting agreement, if any, related to such sale. Each selling Stockholders shall also indemnify the underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above (with appropriate modification) with respect to the indemnification of the indemnified parties.

4.6.3 Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure) and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be solely at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, or (iii) an actual or potential conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party, which shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation without the prior written consent of such indemnified party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld, conditioned or delayed. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 4.6.3, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

4.6.4 Contribution. If for any reason the indemnification provided for in Section 4.6.1 and Section 4.6.2 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of exceptions or limitations on indemnification contained in Section 4.6.1 and Section 4.6.2), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things whether any untrue or alleged untrue statement of a material fact or misrepresentation or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, misrepresentation or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.6.4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 4.6.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 4.6.1 and 4.6.2 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.6.4, in connection with any Registration effected pursuant to this Agreement, a selling Stockholder shall not be required to contribute any amount in excess of the dollar amount of the proceeds actually received by it from the sale of its Registrable Shares in the offering giving rise to such indemnification obligation, less any amounts paid by such Stockholder pursuant to Section 4.6.2 and any amounts paid by such Stockholder as a result of liabilities incurred under the underwriting agreement, if any, related to such Registration. If indemnification is available under this Section 4.6, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 4.6.1 and 4.6.2 hereof without regard to the provisions of this Section 4.6.4. The remedies provided for in this Section 4.6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

4.6.5 Priority. The Company hereby acknowledges and agrees that any Person entitled to indemnification pursuant to Section 4.6.1 (a “Company Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by other sources. The Company hereby acknowledges and agrees (i) that it is the indemnitor of first resort (i.e., its obligations to a Company Indemnitee are primary and any obligation of such other sources to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Company Indemnitee are secondary) and (ii) that it shall be required to advance the full amount of expenses incurred by a Company Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement without regard to any rights a Company Indemnitee may have against such other sources. Notwithstanding the foregoing, each Company Indemnitee shall reimburse the Company for any and all amounts received by it, him or her pursuant to any directors’ and offices’ liability insurance policy maintained on its, his or her behalf by the Company, to the extent such Company Indemnitee has previously received indemnification payments hereunder for such amounts from the Company.

4.7 Rules 144 and 144A and Regulation S. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such necessary information for so long as necessary to permit sales that would otherwise be permitted by this Agreement pursuant to Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time or any similar rule or regulation hereafter adopted by the Commission), and it will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Registrable Shares without Registration under the Securities Act in transactions that would otherwise be permitted by this Agreement and within the limitation of the exemptions provided by (i) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

4.8 NL Holdco. Notwithstanding anything in this Section 4 to the contrary, all rights and obligations of the West Stockholders pursuant to this Section 4 shall be exercised (in the case of rights) and performed (in the case of obligations) by (a) the applicable West Stockholders, to the extent such West Stockholders own Registrable Shares directly and then only in respect of such Registrable Shares, and (b) NL Holdco, at the direction of the West Stockholders, with respect to an amount of Registrable Shares of NL Holdco equal to the product of (i) all Registrable Shares then-held by NL Holdco and (ii) the West Stockholders’ combined ownership percentage in NL Holdco (such Registrable Shares, the “West Holdco Shares”), and then only in respect of such West Holdco Shares; provided, that notwithstanding the immediately preceding clause (b), the West Stockholders shall be liable for NL Holdco’s obligations hereunder with respect to the West Holdco Shares to the extent that NL Holdco is acting at the direction of the West Stockholders. Notwithstanding anything to the contrary in this Agreement, NL Holdco acknowledges and agrees that it shall only be considered to be a “Stockholder” under this Section 4 with respect to actions taken by NL Holdco at the direction of a West Stockholder pursuant to this Section 4.8, and shall not otherwise be considered or deemed to be a “Stockholder” entitled to exercise any rights on its own behalf under this Section 4 (it being understood that NL Holdco shall not have any registration rights on its own behalf under this Agreement).

4.9 Termination. The right of any Stockholder to request registration pursuant to Section 4.1 shall terminate upon such time as there are no longer any Registrable Shares outstanding owned, whether directly or indirectly, by such Stockholder.

5. COVENANTS

5.1 Board Compensation. The Company shall maintain a market based compensation for the non-executive members of the Board and its Committees; provided, that the compensation shall initially be comprised of:

5.1.1 an annual grant of $30,000 of restricted shares of the Common Stock, which shares will vest in equal installments annually over three years, subject to continued service on the Board;

5.1.2 an annual cash retainer of $25,000 to each Director;

5.1.3 an annual cash retainer of $10,000 to each member of the Audit Committee;

5.1.4 an annual cash retainer of $10,000 to each member of the Compensation Committee;

5.1.5 an annual cash retainer of $10,000 to each member of the Nominating and Corporate Governance Committee; and

5.1.6 an annual cash retainer of $10,000 to each member of the Investment Committee.

5.2 [Reserved].

5.3 Directors’ and Officers’ Insurance. The Company will purchase, within a reasonable period following the date hereof, and maintain for such periods as the Board determines, at its expense, insurance providing coverage to the maximum extent permissible under Maryland law, on behalf of any Person who after the date hereof is or was a Director or officer of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions, and covering the Company for any indemnification or advance of expenses made by the Company to such person for any claims arising out of such Person’s status as such. The Company hereby acknowledges that any Director, officer or other indemnified Person covered by any such indemnity insurance policy (any such Person, a “Covered Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Stockholder or its Affiliates with whom such Covered Indemnitee is affiliated (collectively, the “Stockholder Indemnitors”). The Company hereby agrees (a) that the Company shall be the indemnitor of first resort (i.e., its obligations to a Covered Indemnitee shall be primary and any obligation of any Stockholder Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Covered Indemnitee shall be secondary) and (b) the Company irrevocably waives, relinquishes and releases the Stockholder Indemnitors from any and all claims against the Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Stockholder Indemnitors on behalf of a Covered Indemnitee with respect to any claim for which such Covered Indemnitee has sought indemnification from the Company shall affect the foregoing and the Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Indemnitee against the Company. The provisions of this Section 5.3 will survive any termination of this Agreement. Any Stockholder Indemnitor or insurer thereof not a party to this Agreement is an express third-party beneficiary of this Section 5.3 and is entitled to enforce this Section 5.3 according to its terms to the same extent as if such Stockholder Indemnitor or insurer thereof were a party hereto.

5.4 NL Holdco Distributions. The Company agrees that it shall use commercially reasonable efforts to promptly issue certificates or book-entry confirmations (as determined by the Company) in connection with any distribution of Common Stock by NL Holdco to its members to reflect such transfer.

5.5 Confidentiality.

5.5.1 Each of the Stockholders and Pangea agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.5 by such Stockholder, such Stockholder’s Affiliates, Pangea or Pangea’s Affiliates), (b) is or has been independently developed or conceived by such Stockholder or Pangea without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder or Pangea by a third party (other than an Affiliate of such Stockholder or Pangea) without a breach of any obligation of confidentiality such third party may have; provided, however, that (i) a Stockholder or Pangea may disclose confidential information (x) to its Representatives, in each case in the ordinary course of business on a “need to know” basis, or (y) as determined in the reasonable opinion of such Stockholder’s or Pangea’s legal counsel, as otherwise required by law or legal, judicial or regulatory process or requested by any regulatory or self-regulatory authority or examiner, provided that such Stockholder or Pangea shall be responsible for any disclosure of any confidential information or breach of the provisions of this Section 5.5.1 by any such Persons under clause (x) and shall take commercially reasonable steps, at its sole cost and expense, to minimize the extent of any required disclosure described in clause (y); and (ii) in the case of NL Holdco, NL Holdco may disclose confidential information to its members only (A) to the extent that such member would be entitled to such information if it were a stockholder of the Company or (B) with the Company’s consent, which consent shall not be unreasonably withheld. Each party hereto acknowledges that HG Vora Capital Management, LLC, Pangea, the West Stockholders and any of their respective Affiliates and related investment funds may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprises. Nothing in this Section 5.5 will preclude or in any way restrict HG Vora Capital Management, LLC, Pangea, the West Stockholders or their respective Affiliates or related investment funds from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company and its subsidiaries.

5.5.2 It is agreed that irreparable harm would occur and money damages would not be a sufficient remedy for any breach of Section 5.5.1 by any Stockholder, Pangea or NL Holdco, as applicable, or any of their respective Representatives, and that the Company shall be entitled to injunctive relief, specific performance and/or other appropriate equitable remedies for such breach without the necessity of posting of a bond or demonstrating actual damages. Such remedies shall not be deemed to be the exclusive remedy for breach of Section 5.5.1, but shall be in addition to all remedies available under law or in equity.

6. REMEDIES.

The Company, Pangea and each Stockholder will have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company, Pangea or any Stockholder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies that may be available, each of the parties hereto will be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

7. AMENDMENT, TERMINATION, ETC.

7.1 Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor will any oral waiver of any of its terms be effective.

7.2 Written Modifications; Additional Stockholders. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, Pangea and each of the Stockholders (but only for so long as such Stockholder or Pangea, as applicable, continues to Beneficially Own any shares of Common Stock). Each such amendment, modification, extension, termination and waiver will be binding upon each party hereto. In addition, each party hereto may waive any right hereunder by an instrument in writing signed by such party or holder. Additional Stockholders may become party to this Agreement with the consent of the Company, Pangea and each of the Stockholders (but only for so long as such Stockholder or Pangea, as applicable, continues to own any shares of Common Stock).

7.3 Effect of Termination. This Agreement shall terminate automatically, with respect to any Stockholder or Pangea, upon the date as of which such Stockholder or Pangea ceases to Beneficially Own any Common Stock. No expiration or termination of this Agreement or any part hereof will relieve any Person of liability for a breach at or prior to such expiration or termination.

8. DEFINITIONS.

For purposes of this Agreement:

8.1 Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 8:

(a) The words “hereof”, “herein”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and references to a particular Section of this Agreement include all subsections thereof;

(b) The word “including” means including, without limitation;

(c) Definitions are equally applicable to both nouns and verbs and the singular and plural forms of the terms defined; and

(d) The masculine, feminine and neuter genders shall each be deemed to include the other.

8.2 Definitions. The following terms shall have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means any laws, regulations or other rules applicable to the Company, including, for the avoidance of doubt, the rules and regulations of any securities exchange on which the securities of the Company may from time to time be listed.

“Articles of Incorporation” has the meaning set forth in Section 2.1.1.

“Beneficially Own” means with respect to any Person, securities of which such Person or any of such Person’s Affiliates, directly or indirectly, has “beneficial ownership” as determined pursuant to Rule 13d-3 and Rule 13d-5 of the Exchange Act and shall be deemed to include the shares of Common Stock that such Person would receive upon liquidation of NL Holdco (which shares shall also be deemed to be Beneficially Owned by NL Holdco for so long as NL Holdco remains the record owner of such shares).

“Board” has the meaning set forth in Section 2.1.1.

“business day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Bylaws” means the bylaws of the Company in effect from time to time.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Company Indemnitee” has the meaning set forth in Section 4.6.5.

“Company Organizational Documents” means the Bylaws and the Articles of Incorporation.

“Covered Action” has the meaning set forth in Section 10.1.

“Covered Indemnitee” has the meaning set forth in Section 5.3.

“Director” means a director on the Board.

“Director Election Meeting” means any meeting of stockholders of the Company at which Directors are to be elected to the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as in effect from time to time.

“Existing Director” has the meaning set forth in Section 2.1.1.

“FINRA” means the Financial Industry Regulatory Authority.

“HG Vora” has the meaning set forth in the Preamble.

“HG Vora Nominated Director” means a Director that has been designated by HG Vora for election as Nominee or appointment pursuant to Section 2.1.2(a).

“Independent Nominee” means, with respect to a Stockholder having the right to designate Nominees hereunder, a Person who is not an officer, director, principal, managing director, partner, employee, associate or affiliate of, and does not have any material financial interest in or compensatory relationship with, such Stockholder or any of its Affiliates. For the avoidance of doubt, in no event shall Pangea or its Affiliates be deemed or considered an Affiliate of any of the West Stockholders for purposes of this definition and the fact that a person is an officer, director, principal, managing director, partner, employee, associate or affiliate of Pangea or any of its Affiliates shall not preclude such person from being an Independent Nominee with respect to the West Stockholders regardless of whether any West Stockholders have business dealings or arrangements with Pangea or any of its Affiliates.

“IPO” means an initial Public Offering of securities of the Company on the New York Stock Exchange, the Nasdaq, the Toronto Stock Exchange, the Canadian Securities Exchange, the NEO Exchange, Inc., the OTCQX Best Market or OTCQB Venture Market or on any of their respective affiliate exchanges (or any successors to any of the foregoing).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Shares.

“Loss” and “Losses” has the meaning set forth in Section 4.6.1.

“Merger Agreement” has the meaning set forth in the Recitals.

“Necessary Action” means, as applicable to accomplish a particular action, (a) voting, or providing a written consent or proxy with respect to, shares of Common Stock to elect or remove a Director, (b) causing the adoption of stockholder resolutions, (c) amending the Company Organizational Documents, and (d) using reasonable best efforts to cause Directors (to the extent such Directors were nominated by the Person obligated to undertake the Necessary Action, but subject to any applicable fiduciary duties) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, including by requesting such Directors to fill a vacancy in accordance with this Agreement.

“NL Holdco” has the meaning set forth in the Preamble.

“NL Holdco Nominated Director” means a Director that has been designated by NL Holdco for election as Nominee or appointment pursuant to Section 2.1.2(b).

“No Recourse Persons” has the meaning set forth in Section 9.7.

“Nominee” means a nominee proposed for election as Director by the Company.

“Original IRA” has the meaning set forth in the Recitals.

“Pangea” has the meaning set forth in the Recitals.

“Pangea Nominated Director” means a Director that has been designated by Pangea for election as Nominee or appointment pursuant to Section 2.1.2(b).

“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 4.1.1.

“Piggyback Registration” has the meaning set forth in Section 4.1.1.

“Pro Rata Portion” means, with respect to each Stockholder requesting that its shares be registered or sold in an Underwritten Public Offering, a number of such shares equal to the aggregate number of Registrable Shares to be registered or sold (excluding any shares to be registered or sold for the account of the Company) multiplied by a fraction, the numerator of which is the aggregate number of Registrable Shares held by such Stockholder (or in the case of a West Stockholder, the aggregate number of Registrable Shares Beneficially Owned by such West Stockholder, including those Registrable Shares Beneficially Owned through NL Holdco), and the denominator of which is the aggregate number of Registrable Shares held by all Stockholders (which, in the case of a West Stockholder, may include Registrable Share Beneficially Owned through NL Holdco) requesting that their Registrable Shares be registered or sold.

“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Date” means the date of the earlier to occur of (i) the consummation of the Company’s IPO, and (ii) the Common Stock being listed for trading on the New York Stock Exchange, the Nasdaq, the Toronto Stock Exchange, the Canadian Securities Exchange, the OTCQX Best Market or OTCQB Venture Market or on any of their respective affiliate exchanges (or any successors to any of the foregoing).

“Public Offering” means a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act (other than a Registration Statement on Form S-3, Form F-4 or Form S-8 or any successor form).

“Registering Stockholder” has the meaning set forth in Section 4.1.1.

“Registration” means a registration under the Securities Act of the offer and sale to the public of any Registrable Shares under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement entered into among the Company, GreenAcreage Operating Partnership, LP and certain of the Company’s stockholders, including the Stockholders, as of the date hereof.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the Commission under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4, Form F4 or Form S-8 or any successor form thereto.

“Registrable Shares” shall have the meaning set forth in the Registration Rights Agreement.

“Registration Event” has the meaning set forth in Section 3.2.

“Removal Request” has the meaning set forth in Section 2.1.5.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision).

“Sale” means a transfer for value; and “Sell” and “Sold” shall each have a correlative meaning.

“Securities Act” means the Securities Act of 1933, as in effect from time to time.

“Selling Holder Information” has the meaning set forth in Section 4.6.1.

“Stockholders” has the meaning set forth in the Preamble.

“Stockholder Indemnitors” has the meaning set forth in Section 5.3.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“West Nominated Director” means a Director that has been designated by the West Stockholders for election as Nominee or appointment pursuant to Section 2.1.2(b).

“West Stockholders” has the meaning set forth in the Preamble.

“West Holdco Shares” has the meaning set forth in Section 4.8.

9. MISCELLANEOUS.

9.1 Authority; Effect. Each party hereto represents and warrants to and agrees with each other party hereto that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which such party’s assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

9.2 Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally or (b) sent (i) by nationally-known, reputable overnight carrier, (ii) by registered or certified mail, postage prepaid, or (iii) by facsimile, in each case, addressed as follows:

If to the Company:

GreenAcreage Real Estate Corp.

300 Park Ave, 12th Floor

New York, NY 10022

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue, 40th Floor

New York, NY 10178

Attn: Sheryl Orr

If to HG Vora:

c/o HG Vora Capital Management, LLC

330 Madison Avenue, 20th Floor

New York, NY 10017

Attention: Mandy Lam

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention: Jeffrey Katz, Esq.

Facsimile: 617-951-7000

If to the West Stockholders:

West Family Investments, Inc.

1603 Orrington Avenue, Suite 810

Evanston, IL 60201

Attention: Andrea Borrego Dawkins

Email: andrea.dawkins@gowestinvest.com

c/o West Development LLC

5800 Armada Drive, Suite 100

Carlsbad, CA 92008

Attention: Marc D. Harper

Email: mdharper@westdevllc.com;

c/o West Health

10350 North Torrey Pines Road

La Jolla, CA 92037

Attention: Shelley Lyford

Email: slyford@westhealth.org

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

444 West Lake Street, Suite 4000

Chicago, IL 60606

Attention: Scott M. Williams, Esq.

Facsimile: 312-277-7641

If to NL Holdco:

NLCP Holdings, LLC

549 West Randolph St

Chicago, IL 60661

Attention: Anthony Coniglio

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue NW

Washington, DC 20037

Attention: Robert K. Smith

Facsimile: 202-955-1611

If to Pangea:

NL Ventures, LLC

549 West Randolph St

Chicago, IL 60661

Attention: Peter Martay

Notice to the holder of record of any shares of capital stock will be deemed to be notice to the holder of such shares for all purposes hereof.

Unless otherwise specified herein, such notices or other communications will be deemed effective (a) on the date received, if personally delivered, (b) one business day after being sent by nationally-known, reputable overnight carrier, (c) three business days after deposit with the U.S. Postal Service, if sent by registered or certified mail, and (d) when receipt is acknowledged, in the case of facsimile. Each party hereto is entitled to specify a different address by giving notice as aforesaid to the Company and HG Vora.

9.3 Binding Effect, Etc. Except for the Registration Rights Agreement, this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter, and is binding upon and will inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. Except as otherwise expressly provided herein (including Section 2.1.2(b)), no party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing will be null and void.

9.4 Descriptive Headings. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and will not be construed to define or limit any of the terms or provisions hereof.

9.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, but all of which taken together constitute one instrument. A facsimile or electronic signature will be considered due execution and will be binding upon the signatory thereof with the same force and effect as if the signature were an original.

9.6 Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law and the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the fullest extent possible. The provisions hereof are severable, and in the event any provision hereof is held invalid or unenforceable in any respect, that will not invalidate, render unenforceable or otherwise affect any other provision hereof.

9.7 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, each party to this Agreement covenants, agrees and acknowledges that, except in the case of fraud or willful misconduct, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement will be had against any former, current or future, direct or indirect director, officer, employee, agent or affiliate of HG Vora Capital Management, LLC, NL Holdco, Pangea or any of the West Stockholders, any former, current or future, direct or indirect holder of any equity interests or securities of HG Vora Capital Management, LLC, NL Holdco, Pangea or any of the West Stockholders (in each case, whether such holder is a limited or general partner, member, stockholder or otherwise), any former, current or future assignee of HG Vora Capital Management, LLC, NL Holdco, Pangea or any of the West Stockholders or any former, current or future director, officer, employee, general or limited partner, manager, member, stockholder, affiliate, controlling Person, or assignee of any of the foregoing (collectively, the “No Recourse Persons”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that, except in the case of fraud or willful misconduct, no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any No Recourse Person for any obligation of HG Vora, NL Holdco, Pangea or the West Stockholders under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

10. GOVERNING LAW.

10.1 Governing Law. This Agreement and all Covered Actions will be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. As used herein, the term “Covered Action” means any action claim, cause of action or suit (whether based in contract, tort or otherwise), inquiry, proceeding or investigation arising out of, based upon or relating to this Agreement or relating to the subject matter hereof.

10.2 Consent to Jurisdiction; Venue; Service. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the State of New York for the purpose of any Covered Action, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any Covered Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or any Covered Action or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any Covered Action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Covered Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party consents to service of process in any Covered Action in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.2 hereof is reasonably calculated to give actual notice. Notwithstanding the foregoing in this Section 10.2, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

10.3 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 10.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

10.4 Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement will impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any such delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:	GREENACREAGE REAL ESTATE CORP.

	By:	/s/ David Weinstein
Name: David Weinstein
Title: Chief Executive Officer

HG Vora	HG VORA SPECIAL OPPORTUNITIES MASTER FUND, LTD.

By: HG Vora Capital Management, LLC, as investment adviser

	By:	/s/ Mandy Lam
Name: Mandy Lam
Title: Authorized Signatory

West Stockholders	WEST INVESTMENT HOLDINGS, LLC

	By:	/s/ Marc D. Harper
Name: Marc D. Harper
Title: Treasurer

WEST CRT HEAVY, LLC

	By:	/s/ Marc D. Harper
Name: Marc D. Harper
Title: Treasurer

GARY AND MARY WEST FOUNDATION

	By:	/s/ Shelley M. Lyford
Name: Shelley M. Lyford
Title: President & CEO

GARY AND MARY WEST HEALTH ENDOWMENT, INC.

	By:	/s/ Shelley M. Lyford
Name: Shelley M. Lyford
Title: President & CEO

[Signature Pages to Amended and Restated Investor Rights Agreement]

GARY AND MARY WEST 2012 GIFT TRUST

By:	/s/ Thomas J. Culhane
Name: Thomas J. Culhane
Title: Trustee

WFI CO-INVESTMENTS

By:	/s/ Marc D. Harper
Name: Marc D. Harper
Title: Manager

NL Holdco	NLCP HOLDINGS, LLC

	By:	/s/ Anthony Coniglio
Name: Anthony Coniglio
Title: President

Pangea	NL VENTURES, LLC

	By:	/s/ Patrick Borchard
Name: Patrick Borchard
Title: Chief Financial Officer

[Signature Pages to Amended and Restated Investor Rights Agreement]

EXHIBIT A

Counterpart Signature Page

The undersigned hereby agrees to join, become a party to, and be bound by, as a “Stockholder,” the Amended and Restated Investor Rights Agreement of GreenAcreage Real Estate Corp. (the “Company”), dated as of _______ __, 2021, by and among: (i) the Company; and (ii) certain holders of the Company’s outstanding securities (if any), as the same may be in effect from time to time.

Name of Stockholder

By:
(if applicable)

By:
Name:
Title:

Dated: _________ ___, 20__

Address for notices:

__________________________

__________________________

__________________________